UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 29, 2024

HAWAIIAN HOLDINGS INC

(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

(Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 2, 2023, Hawaiian Holdings, Inc., a Delaware corporation (“Hawaiian”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alaska Air Group, Inc., a Delaware corporation (“Alaska”), and Marlin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Alaska (“Merger Sub”), providing for the merger of Merger Sub with and into Hawaiian (the “Merger”), with Hawaiian surviving as a wholly owned subsidiary of Alaska.

As previously disclosed, on May 7, 2024, Hawaiian and Alaska certified substantial compliance with a request for additional information and documentary material (the “Second Request”) received from the Antitrust Division of the Department of Justice (the “DOJ”) on February 7, 2024 in connection with the DOJ’s review of the Merger, which triggered the start of a Review Period (as defined below) under a timing agreement Hawaiian and Alaska entered into with the DOJ on March 27, 2024. Pursuant to the timing agreement, Hawaiian and Alaska agreed, among other things, not to consummate the Merger before 90 days following the date on which both parties certified substantial compliance with the Second Request (the “Review Period”) unless they received written notice from the DOJ prior to the end of the Review Period that the DOJ has closed its investigation of the Merger. The Review Period was previously scheduled to expire on August 5, 2024.

On July 29, 2024, Hawaiian and Alaska agreed with the DOJ to extend the Review Period until 12:01 a. m., Eastern Time, on August 15, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: July 30, 2024	By:	/s/ Aaron J. Alter
Aaron J. Alter
Executive Vice President, Chief Legal Officer and Corporate Secretary